Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-163670, 333-195487, 333-198307, 333-213130 and 333-227305 on Form S-8 and Registration Statement Nos. 333-192025, 333-212302, 333-214897, 333-217673, 333-220822, 333-221443, 333-223856, 333-223857, 333-228770 and 333-229609 on Form S-3  f our report dated March 15, 2019 (June 17, 2019, as to Notes 3 and 19 to the consolidated financial statements for the change in segment reporting), relating to the consolidated financial statements of Sorrento Therapeutics, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company’s ability to continue as a going concern), and our report dated March 15, 2019, relating to the effectiveness of the Company’s internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), appearing in the Company’s Current Report on Form 8-K dated June 17, 2019.

/s/ DELOITTE & TOUCHE LLP

San Diego, California
June 17, 2019